As filed with the Securities and Exchange Commission on January 16, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNEGY INC.

(Exact name of Registrant as specified in its charter)

Illinois	74-2928353
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices, including zip code)

Dynegy Northeast Generation, Inc. Savings Incentive Plan

(Full title of the plan)

Carol F. Graebner, Esq.

Executive Vice President and General Counsel

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Name and address of agent for service)

(713) 507-6400

(Telephone number, including area code, of agent for service)

Copy to:

Julien R. Smythe

Akin Gump Strauss Hauer & Feld LLP

1900 Pennzoil Place, South Tower

711 Louisiana Street

Houston, Texas 77002

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, no par value	100,000(1)	$4.76(2)	$476,000(2)	$38.51

Plan Interests	(3)	(3)	(3)	(3)

(1)	The number of shares of Class A common stock being registered hereby pursuant to the Dynegy Northeast Generation, Inc. Savings Incentive Plan is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The calculation of the proposed maximum offering price is based upon the average of the high and low sales prices of the Class A common stock of the Registrant on January 12, 2004 as reported by the New York Stock Exchange consolidated reporting system.

(3)	Pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Dynegy Northeast Generation, Inc. Savings Incentive Plan.

INTRODUCTORY STATEMENT

Dynegy Inc., an Illinois corporation (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering (i) 100,000 shares of its Class A common stock, no par value per share (the “Common Stock”), subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions, that may be offered or sold under the Dynegy Northeast Generation, Inc. Savings Incentive Plan (the “Plan”) and (ii) an indeterminate amount of Plan interests that may be offered or sold pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information concerning the Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on July 25, 2003;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003;

(c) The Registrant’s Current Reports on Form 8-K (other than information furnished pursuant to Item 9 or Item 12 thereof) filed with the Commission on April 18, 2003, April 29, 2003, May 2, 2003, May 27, 2003, July 2, 2003, July 7, 2003, July 15, 2003, July 18, 2003, July 28, 2003, August 6, 2003, August 12, 2003, August 13, 2003, August 26, 2003, September 4, 2003, September 29, 2003, September 30, 2003, October 2, 2003, October 15, 2003, October 30, 2003, November 4, 2003, November 18, 2003, November 24, 2003, December 8, 2003 and January 6, 2004; and

(d) The description of the Registrant’s Common Stock contained in Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on January 16, 2004, as thereafter amended from time to time for the purpose of updating, changing or modifying such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

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Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 8.75 of the Illinois Business Corporation Act empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of the Registrant, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Registrant, unless and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made with respect to a person who is a director or officer at the time of the determination (1) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by committee of the directors designated by a majority vote of the directors, even though less than a quorum, or (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. To the extent that a present or former director, officer or employee of the Registrant has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or otherwise.

Section 8.75 also authorizes the Registrant to buy and maintain insurance on behalf of any director, officer, employee or agent of the Registrant, or a person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person’s status as such, whether or not the Registrant has the power to indemnify the person against such liability.

The Registrant’s amended and restated articles of incorporation require indemnification of directors and officers, and the Registrant’s amended and restated bylaws allow indemnification of employees and agents generally in accordance with the language of Section 8.75. Additionally, the amended and restated articles of incorporation authorize the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of

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the Registrant against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Registrant would have the power to indemnify such person against such liability under the applicable provisions of the amended and restated articles of incorporation.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

No.	Description

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 25, 2001).

4.2	Statement of Resolution Establishing Series of Series C Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed with the Commission on August 14, 2003).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Commission on April 11, 2003).

5.1**

5.2*	ERISA Qualification Undertaking.

10.1*	Dynegy Northeast Generation, Inc. Savings Incentive Plan.

23.1*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on the signature page to this registration statement).

*	filed herewith.

**	No opinion of counsel required. No original issuance shares involved; open market purchase plan.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum

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offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 16th day of January, 2004.

DYNEGY INC.

By:	/S/ BRUCE A. WILLIAMSON

Bruce A. Williamson President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carol F. Graebner and J. Kevin Blodgett, and each of them severally, as his or her true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of January, 2004.

Signature	Title

/S/ BRUCE A. WILLIAMSON Bruce A. Williamson	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ NICK J. CARUSO Nick J. Caruso	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ HOLLI C. NICHOLS Holli C. Nichols	Senior Vice President and Controller (Principal Accounting Officer)

/S/ CHARLES E. BAYLESS Charles E. Bayless	Director

/S/ DAVID W. BIEGLER David W. Biegler	Director

/S/ LINDA W. BYNOE Linda W. Bynoe	Director

/S/ THOMAS D. CLARK, JR. Thomas D. Clark, Jr.	Director

/S/ DANIEL L. DIENSTBIER Daniel L. Dienstbier	Director (Chairman of the Board)

/S/ BARRY J. GALT Barry J. Galt	Director

/S/ PATRICIA A. HAMMICK Patricia A. Hammick	Director

/S/ ROBERT C. OELKERS Robert C. Oelkers	Director

/S/ JOE J. STEWART Joe J. Stewart	Director

/S/ WILLIAM L. TRUBECK William L. Trubeck	Director

/S/ JOHN S. WATSON John S. Watson	Director

/S/ RAYMOND I. WILCOX Raymond I. Wilcox	Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Dynegy Northeast Generation, Inc. Savings Incentive Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 16th day of January, 2004.

DYNEGY INC. BENEFIT PLANS COMMITTEE

By:	/S/ TERESA L. NAYLOR

Name:	Teresa L. Naylor

Title:	V.P. Human Resources Services